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Exhibit 21

KAISER GROUP HOLDINGS, INC.
9302 Lee Highway, Fairfax, Virginia 22031
(703) 934-3600

Kaiser Group Holdings, Inc.'s consolidated subsidiaries are listed below. Consolidated subsidiaries which are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

Consolidated Subsidiary						Jurisdiction of Formation
I.	Kaiser Group International, Inc.					Delaware
	II.	Henry J. Kaiser Development Corporation, Inc.				Delaware
	II.	Kaiser Engineers Group, Inc.				Delaware
		III.	Henry J. Kaiser Company			Nevada
		III.	Kaiser Engineers, Inc.			Ohio
			IV.	KRGW Company (Canada), Inc.		Canada
			IV.	Kaiser Overseas Engineering, Inc.		Delaware
			IV.	Kaiser Engineers and Constructors, Inc.		Nevada
				V.	Kaiser Engenharia, S.A. (50%)	Portugal
			IV.	Kaiser Engineers International, Inc.		Nevada
				V.	Kaiser Panama S.A.	Panama
				V.	Kaiser Engenharia, S.A. (50%)	Portugal
			IV.	KE Services Corporation		Delaware
	II.	Kaiser Engineers Massachusetts, Inc.				Delaware
	II.	Kaiser Government Programs, Inc.				Delaware
		III.	Kaiser K-H Holdings, Inc.			Delaware
			IV.	Kaiser-Hill Company, LLC (50%)		Colorado
				V.	Kaiser-Hill Funding Company, L.L.C. (98%)	Delaware
			IV.	Kaiser-Hill Funding Company, L.L.C. (1%)		Delaware
	II.	Kaiser Hanford Company				Delaware
	II.	Kaiser Holdings Unlimited, Inc.				Delaware
		III.	Excell Development Construction, Inc.			Delaware
		III.	Kaiser Engineers Eastern Europe, Inc.			Delaware
			IV.	Kaiser Netherlands B.V. (10%)		Netherlands
		III.	Kaiser Netherlands B.V. (90%)			Netherlands
	II.	Kaiser Technology Holdings, Inc.				Delaware
		III.	Kaiser Advanced Technology, Inc.			Idaho
			IV.	ICF Kaiser Advanced Technology of New Mexico, Inc.		New Mexico
	II.	Monument Select Insurance Company				Vermont
		III.	MSIC, Inc.			Delaware
	II.	Tudor Engineering Company				Delaware

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KAISER GROUP HOLDINGS, INC. 9302 Lee Highway, Fairfax, Virginia 22031 (703) 934-3600